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                                                                    EXHIBIT 10.2

                         [Bank of Scotland Letterhead]


                                                              18th November 1999


TERM LOAN

The Bank is pleased to offer a facility to the undernoted Borrower on the following terms and conditions ("this Offer"):

1.    MAIN FINANCIAL PROVISIONS

      1.1    Name and Address of each Borrower:

                    Dril-Quip (Europe) Ltd (Company No. 81748) incorporated under the Companies Acts and having its Registered Office at 18 Golden Square, Aberdeen, AB10 1HA.

             Where there is more than one Borrower any reference to "the Borrower" shall mean and include each of the above and their obligations and liabilities under this facility shall be joint and several.

      1.2    Amount of facility:  (Pounds)3,000,000

      1.3 Period of facility: 120 months from the date of the drawing under the facility.

      1.4 An Arrangement Fee of (Pounds)7,000 is payable on acceptance of this Offer and will be debited to the Servicing Account unless otherwise agreed.

      1.5 The Servicing Account is Account Number 00361710 with the Bank. The Borrower must ensure that at all times there are sufficient funds available in the Servicing Account to pay the amounts debited under this Offer as soon as those amounts are debited.

      1.6 Interest will be calculated by the Bank on a day-to-day basis on the outstanding balance of the facility owing to the Bank. Interest accruing will be debited to the Servicing Account on the last business day of each month. The interest rate will be 1% per annum over the Bank's Base Rate, as fluctuating from time to time.

      1.7 The Bank's Base Rate at the date of this Offer is 5.5% per annum. Changes are notified in national newspapers and all the Bank's Branches.

      1.8    The amount drawn under the facility must be repaid as follows:

             Number of repayments:  120

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             Amount each repayment:  (Pounds)25,000.00

             Repayments will be debited to the Servicing Account at intervals of one month commencing one month after the date of the drawing under the facility.

2.    USE OF FACILITY

      The facility may be used only for capital costs relative to the development of a Base in Norway.

      Where the facility is to be used for the purchase of an asset (or assets) or property then any proceeds of sale of such asset (or assets) or property shall be paid to the Bank in reduction or repayment of the facility.

3.    EARLY REPAYMENT OF THE FACILITY

      3.1    The facility may be repaid earlier than as specified in paragraph
             1.8 of this Offer provided repayment takes place on the last business day of a calendar month and the Borrower shall give at lest 30 days' prior notice to the Bank.

      3.2 If only part of the facility is repaid early the Borrower shall ensure that the repayments required under this Offer shall continue to be paid until all sums due under this Offer have been paid.

      3.3    Any sums repaid early may not be redrawn.

      3.4 This paragraph also applies where a Borrower is required to repay part of the facility early because an asset purchased by using the facility has been sold.

4.    FINANCIAL INFORMATION

      Throughout the period the facility is available (including any extension of the facility) the Borrower must provide the Bank with the following financial information:

      Annual financial statements for the Company and the US parent, within four months after the end of the financial year to which they relate;

5.    EVENTS OF DEFAULT

      5.1 The Bank may declare that an event of default has occurred upon or at any time after the happening of any of the following events:

             (a) if the Borrower fails to pay any sum on the due date for payment under this Offer or any other sum due and payable to the Bank;

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             (b) if a petition is presented or an order is made or resolution is passed for the bankruptcy, sequestration, winding-up or administration of the Borrower or (in Scotland) the appointment of a judicial factor to the Borrower;

             (c) if any diligence, distress, execution, sequestration or other legal process is levied or enforced or sued out against any of the assets of the Borrower;

             (d) if any person takes possession of, or a receiver is appointed over, the whole or any part of the assets of the Borrower;

             (e) if the Borrower ceases or suspends payment of sums due or is unable to pay debts as they fall due or is deemed unable to pay sums due or is deemed apparently insolvent under insolvency legislation;

             (f) if any of the events specified in clauses (a) to (e) inclusive above happen in regard to a Guarantor of the Borrower; or

             (g) if the Borrower is a limited company and control of the
                 Borrower passes to any person without the Bank's prior consent which, consent will not be withheld unreasonably.

      5.2 If the Bank declares that an event of default has occurred the Bank may at (or at any time after) the time of making the declaration:

             (a) cancel the facility; and/or

             (b) demand immediate payment of the sums outstanding (in which case the sums outstanding shall become immediately due and payable by the Borrower) or declare that the sums outstanding shall become due and payable on demand; and/or

             (c) elect that interest at the default rate (being 2% over the rate specified in this Offer) will apply in which case interest under the facility will become payable at that rate before or after any court decree or judgment; and/or

             (d) change an administration fee to compensate it for the
                 additional time spent in administering the facility.

6.    GENERAL ADMINISTRATIVE PROVISIONS

      6.1 The Bank can withdraw this Offer at any time prior to acceptance. However, unless it is withdrawn, this Offer is open for acceptance which must reach the Bank within one calendar month of the date of this offer. If this Offer, duly signed, is not received by the Bank within that period then, unless the Bank agrees otherwise, this Offer shall lapse.

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      6.2    If the term loan remains undrawn three months from the date of this
             Offer (or such longer period as the Bank may agree) then it shall automatically cease to be available.

      6.3 A statement of the sums outstanding at any time and/or charges due to the Bank at any time, duly certified by a Bank authorised official, shall (except where the Bank has made an obvious error) be final and conclusive.

      6.4 No delay by the Bank in exercising any right, power or privilege under this Offer shall prevent the Bank from exercising it at a later date and the Bank can exercise any of the powers conferred on more than one occasion.

      6.5 Unless the Bank otherwise agrees in this Offer, this Offer will be governed by the law of the country in which the branch of the Bank specified in this Offer is situated and the courts of that country will have jurisdiction in relation to any matter relating to this Offer.

      6.6 Any notice from the Bank shall be effectively given if sent by post to the Registered Office/place of business/residence of the addressee last known to the Bank. Any notice shall be deemed to have been given and received forty eight hours after being sent by first class post.

      6.7 The Borrower shall reimburse the Bank for all legal fees and expenses relating to this Offer and any security that may be required.

7.    ADDITIONAL CONDITIONS

      None

8.    SECURITY

      * The following security ALREADY HELD by the Bank shall be available as security for the amounts owing to the Bank under this Offer (as well as for any other amounts covered by that security):

           Standard Security over 4.6 acre site, Stoneywood Park, Dyce, Aberdeen

           Standard Security over office, workshop and yard on a 5.5 acre site at Stoneywood Park, Dyce, Aberdeen

           Any security WHICH MAY SUBSEQUENTLY BE HELD by the Bank shall be available to secure the amounts owing to the Bank under this Offer and all other sums due to the Bank, to the full extent that the terms of such security permit.

           A charge of (Pounds)nil will be made to cover the Bank's security administration costs and will be debited on acceptance of this Offer. This is in addition to any costs and expenses charged by any firm of solicitors employed by the Bank to complete the documentation and procedures for the above security requirements which will be paid by the Borrower.

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9.    EMU COMPLIANCE

      If the introduction of, changeover to or operation of a single or unified European currency results in:

      (1) the currency in which the facility is provided changing or being replaced or the Bank (in its reasonable opinion) requiring to amend either this facility letter or the security held by the Bank due to changes in price sources for any European Union member state national currency or the ECU or market conventions relating to the calculation of interest; and/or

      (2) the Bank incurring an additional or increased cost in relation to its providing the facility;

      then the Borrower agrees that in the case of (1) above, it will permit the facility letter and/or the security held by the Bank to be amended to the extent necessary (in the Bank's reasonable opinion) to reflect those changed circumstances and in the case of (2) above, to indemnify the Bank in respect of that additional or increased cost.

10.   TIME LIMIT FOR ACCEPTANCE OF OFFER

      To accept this Offer, each Borrower named in paragraph 1.1. should please sign below where indicated, and the completed Offer should be returned to the Bank at the above address within one calendar month from the date of this Offer. A duplicate of this Offer is enclosed for the Borrower to keep.


   /s/                                        Date of Offer:  18th November 1999
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For and on behalf of the Bank

We accept the above Offer.


AS WITH ANY LEGALLY BINDING AGREEMENT WE RECOMMEND THAT YOU CONSULT YOUR SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT PROFESSIONAL ADVISER BEFORE ACCEPTING THIS OFFER.


Signed for and on behalf of Dril-Quip (Europe) Ltd:


/s/ J. Mike Walker           Director
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/s/ Gary D. Smith            Director/Secretary
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23-Nov-99                    Date
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